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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To:  Horseshoe Gaming, LLC

As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.

                                                     ARTHUR ANDERSEN LLP

Las Vegas, Nevada
October 6, 1997